REGISTRATION RIGHTS AGREEMENT

          THIS AGREEMENT is made as of NOVEMBER 30, 2007, by and between Ivany Mining, Inc., a Delaware corporation, (the "Company") as more fully described in the Confidential Private Placement Memorandum, originally dated September 28, 2007 as supplemented (the "Memorandum"), and the purchasers of the Company's Common Stock identified in EXHIBIT A attached hereto (each, "STOCKHOLDER," and collectively, the "STOCKHOLDERS"), pursuant to their separate Subscription Agreements made with the Company (collectively, the "SUBSCRIPTION AGREEMENTS"). In order to induce the Purchasers to enter into the Subscription Agreements, the Company has agreed to provide to the Purchasers and their direct and indirect transferees and assigns the registration rights set forth in this Agreement.

          NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   REGISTRATION RIGHTS.

          (a) GRANT OF REGISTRATION RIGHTS. The Company agrees to use its best efforts to file a Registration Statement ("Registration Statement") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), that will register all of the shares of the Company's common stock issued to the Stockholder by the Company through the Offering described in the Memorandum (the "REGISTRABLE SECURITIES") within 60 days following the Closing of the Offering ("Closing Date"). The Company further agrees to use its reasonable best efforts to have the Registration Statement declared effective within 180 days of its initial filing date.

          (b) ADDITIONAL REGISTRATION STATEMENTS. In the event the Company is unable for any reason to register all of the Registrable Securities, including but not limited to an SEC interpretation of Rule 415 as to the amount of securities eligible in any one offering, the Company agrees to file a subsequent registration statement within a reasonable time frame and delay, and as many registration statements as are necessary to fulfill and accomplish the registration rights granted to Stockholder as contained in section 1(a).

          (c) MAINTENANCE OF REGISTRATION STATEMENT. The Company will maintain the effectiveness of the Registration Statement filed hereunder from its effective date through and until 24 months after the Closing Date, unless all securities registered under the Registration Statement have been sold or are otherwise able to be sold pursuant to Rule 144, at which time the Company will no longer be required to maintain the Registration Statement further.

     2. REGISTRATION PROCEDURES. The Company shall use its best efforts to effectuate the registration and the sale of such Registrable Securities, and pursuant thereto the Company shall as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use all commercially reasonable efforts to cause such Registration Statement to become effective;


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            (b) notify the Stockholder of the effectiveness of the Registration
Statement filed hereunder and prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective;

          (c) furnish to the Stockholder such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as the Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Stockholder; (d) notify the Stockholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Stockholder, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (e) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

     3. REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for the Company and all independent certified public accountants (all such expenses being herein called "REGISTRATION EXPENSES") shall be borne by the Company. The Stockholder will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the Registrable Securities.

     4.   INDEMNIFICATION.

          (a) The Company agrees to indemnify, to the extent permitted by law, the Stockholder, its Shareholders, members, managers, officers and directors and each person who controls the Stockholder (within the meaning of the Securities
Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as


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the same are caused by or contained in any information  furnished to the Company by the Stockholder.

          (b) In connection with any Registration Statement in which the Stockholder is participating, the Stockholder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the Securities
Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Stockholder.

          (c) Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company's indemnification is unavailable for any reason.

     5.   MISCELLANEOUS.

          (a) This Agreement and the Subscription Agreement between the Company and Stockholder embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.



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          (b) Any person  having  rights under any  provision of this  Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (c) The provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Stockholder.

          (d) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Notwithstanding the foregoing, however, this Agreement is not assignable without the prior written consent of both parties hereto.

          (e) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          (f) This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          (g) The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (h) The corporate law of Nevada shall govern all issues and questions concerning the relative rights of the Company and its shareholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the Nevada, without giving effect to any choice of law or conflict of law rules or provisions (whether of Nevada law or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Nevada.

          (i) All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the following addresses:

                  IVANY MINING, INC.



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                  8720-A Rue Du Frost
                  St. Leonard, Quebec, Canada, H1P 2Z5
                  Attention: Derek Ivany (CEO)






                  With copies to:

                  Cane Clark LLP
                  3273 E. Warm Springs, Rd.
                  Las Vegas, NV 89120
                  Attention: Joe Laxague

                  Stockholder:
                  At the address provided below

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        IVANY MINING, INC.


                                        By:    /s/ Derek Ivany
                                               -------------------------
                                        Name:  Derek Ivany
                                        Title: CEO

                                        STOCKHOLDER



                                        By:     /s/ Gregory I. Porges
                                                -------------------------
                                        Name:   Spectra Capital Management, LLC
                                        Title:  Gregory I. Porges
                                                Managing Member
                                        Address:595  Madison  Avenue, 37th
                                                Floor, New York, NY 10022